UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant	☐
Filed by a Party other than the Registrant	☒

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Global Net Lease, Inc.
(Name of Registrant as Specified in its Charter)

Blackwells Capital LLC
Blackwells Onshore I LLC
Jason Aintabi
Related Fund Management, LLC
Jim Lozier
Richard O’Toole

(Name Of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On May 3, 2023, Law360 published an article, a copy of which is filed herewith as Exhibit 1. On May 4, 2023, Blackwells Capital LLC (“Blackwells Capital”) made updates to its campaign website, StopARGlobal.com. Copies of the updated materials are filed herewith as Exhibit 2.

IMPORTANT ADDITIONAL INFORMATION

Blackwells Onshore I LLC (“Blackwells Onshore”), Blackwells Capital, Jason Aintabi (collectively, Mr. Aintabi, Blackwells Onshore and Blackwells Capital, “Blackwells”), Related Fund Management, LLC (“RFM”), Richard O’Toole and James L. Lozier (collectively, Blackwells, RFM and Messrs. O’Toole and Lozier, the “Participants”) are participants in the solicitation of proxies from the stockholders of Global Net Lease, Inc. (“GNL”) in connection with the 2023 Annual Meeting of Stockholders (including any and all adjournments, postponements, continuations or reschedulings thereof, or any other meeting of stockholders of GNL held in lieu thereof, the “Annual Meeting”). The Participants have filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement (the “Proxy Statement”) and accompanying WHITE Universal Proxy Card to be used in connection with any such solicitation of proxies from GNL’s stockholders for the Annual Meeting. BLACKWELLS STRONGLY ADVISES ALL STOCKHOLDERS OF GNL TO READ THE PROXY STATEMENT, THE ACCOMPANYING WHITE UNIVERSAL PROXY CARD AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY THE PARTICIPANTS, AS THEY CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS AND THEIR DIRECT OR INDIRECT INTERESTS, BY SECURITY HOLDINGS OR OTHERWISE. The Proxy Statement and an accompanying WHITE Universal Proxy Card are being furnished to some or all of GNL’s stockholders and are available, along with any amendments or supplements to the Proxy Statement and other relevant documents, at no charge on the SEC’s website at http://www.sec.gov/. In addition, the Participants will provide copies of the Proxy Statement without charge upon request. Requests for copies should be directed to Blackwells Onshore.

Exhibit 1

Portfolio Media. Inc. | 111 West 19th Street, 5th floor | New York, NY 10011 | www.law360.com
Phone: +1 646 783 7100 | Fax: +1 646 783 7161 | customerservice@law360.com

Judge Denies REITs' Injunction Bid For Blackwells Suit

By **Isaac Monterose**

Law360 (May 3, 2023, 4:58 PM EDT) -- A New York federal judge rejected two real estate investment trusts' request to enjoin Blackwells Capital LLC for the REITs' consolidated securities suit, ruling on Wednesday that discovery hasn't supported the REITs' claim that a joint venture conspiracy aims to make them adopt a new investment adviser.

In his order, U.S. District Judge James P. Oetken refused to order Blackwells and investment adviser Related Fund Management LLC not to make "false statements" claiming that the alleged joint venture between the two companies doesn't exist. He also refused to stop the two companies from "publishing soliciting materials or soliciting any proxies" until they disclose the alleged joint venture.

In December, the two REITs **alleged** that Blackwells created a joint venture with Related Fund Management and conspired with the investment adviser to replace the REITs' current external investment adviser, AR Global Investments, with Related Fund Management. Blackwells and Related Fund Management filed counterclaims, but those were **trimmed** in March.

For his recent order, Judge Oetken ruled that discovery for Global Net Lease Inc. and the Necessity Retail REIT Inc.'s suit against Blackwells and Related Fund Management hadn't uncovered the alleged joint venture.

"At most, it appears that Blackwells and Related discussed the idea of Related serving as the new manager, but that idea was never formally brought to fruition — whether in writing or through a mutual understanding of Blackwells and Related," Judge Oetken ruled. "Nor does the April 2023 draft support plaintiffs' argument; the court cannot rely on an unexecuted draft document as the basis for concluding that a particular agreement exists between Blackwells and Related.

"And even if the court could properly rely on that document, it plainly lacks any reference to a plan for Related to serve as Global Net Lease's external adviser (and contains no reference to the Necessity Retail REIT at all)," the judge continued.

Judge Oetken also rejected the REITs' argument that a May 2022 investment agreement between Blackwells and Related Fund Management was a material omission that violated the Securities Exchange Act. According to the judge, the REITs failed to show that the investment agreement involved the securities of the REITs and was a material omission that would significantly change the views of shareholders.

The judge further ruled that the REITs failed to show that the alleged conspiracy involving AR Global Investments being replaced by Related Fund Management was a material omission.

"The idea was apparently discussed but not finalized in any meaningful way: Defendants have provided evidence that Related ultimately internally rejected the idea of serving as the external manager for either plaintiff," Judge Oetken said. "Here, plaintiffs maintain that there is no other rational explanation for defendants to embark on such a costly proxy fight, especially given that the Blackwells entities and Related own such a small number of shares in the Necessity Retail REIT. But this speculation, without more, is not a sufficient basis on which to infer the existence of an apparently nonexistent agreement."

Attorneys Christopher E. Duffy and Marc L. Greenwald, who represent Blackwells and Related Fund

Management, respectively, told Law360 on Wednesday that they were "gratified" with the ruling.

"Today's decision is another step towards shareholders having the opportunity to elect truly independent directors and have these boards represent the interest of all shareholders rather than the managers at AR Global," the attorneys said. "Independent boards exercising their fiduciary obligations will unlock the real value at these companies.

"Hopefully the companies will see Judge Oetken's finding that the companies are not likely to succeed and stop their wasteful litigation efforts meant only to entrench AR Global as the manager," the attorneys added.

Counsel for the REITs didn't respond to a request for comment on Wednesday.

The REITs are represented by Francesca E. Brody, Nicholas P. Crowell, Zachary Payne and Isaac S. Greaney of Sidley Austin LLP.

Blackwells is represented by Christopher E. Duffy, James T. Dawson and Matthew R. Friedenberg of Vinson & Elkins LLP.

Related Fund Management is represented by Daniel Sisgoreo, Destiny R. Murphy, Marc L. Greenwald and Renita Sharma of Quinn Emanuel Urquhart & Sullivan LLP.

The case is Global Net Lease Inc. v. Blackwells Capital LLC et al., case number 1:22-cv-10702, in the U.S. District Court for the Southern District of New York.

--Editing by John C. Davenport.

All Content © 2003-2023, Portfolio Media, Inc.

Exhibit 2

CAMPAIGN MATERIALS

Blackwells Capital Issues Letter to Shareholders of The Necessity Retail REIT, Inc.

May 3, 2023 | Press Release

Blackwells Capital Issues Letter to Shareholders of Global Net Lease, Inc.

May 3, 2023 | Press Release

SDNY Opinion and Order

May 3, 2023 | Order

The Case For Change – Global Net Lease, Inc & The Necessity Retail REIT, Inc.

April 25, 2023 | Presentation

Blackwells Capital Issues Letter to Shareholders of The Necessity Retail REIT, Inc ("RTL") Ahead of …

April 18, 2023 | Press Release

Blackwells Capital Issues Letter to Shareholders of Global Net Lease, Inc ("GNL") Ahead of …

April 18, 2023 | Press Release